STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "**Agreement**") is made as of the 20th day of October, 2020 (effective date) by and among Bozki, Inc., an Illinois US corporation (the "**Purchaser**"), and DittoMask, Inc. a Michigan Corporation; AeroPass, Inc., Webbeeo, Inc., Augmum, Inc. and Cordtell, Inc. an Indiana US corporation, Ecker Capital, LLC, a Wyoming Limited Liability Company (herein referred to as the "**Companies**"), and Epazz, Inc. (the **"Seller"**) (as to Sections 8.01 and 8.02 only), and Epazz, Inc., a Wyoming US corporation or its nominee (herein referred to as "**Seller**"), each sometimes referred to herein as a "**Party**" and collectively the "**Parties**."

RECITALS

1. The Seller is the sole shareholder of the Companies and as such owns 100 shares of the no par value common stock of each Company (the "**Shares**"), representing all of the issued and outstanding securities of the Companies.

2. The Seller desires to sell, assign, transfer unto Purchaser all of the right, title and interest in and to the Shares on the terms and subject to the satisfaction of all of the conditions set forth herein (the "Transaction").

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and Purchaser do hereby agree as follows:

ARTICLE I

SALE AND TRANSFER OF SHARES; CLOSING

Section 1.01 INCORPORATION OF RECITALS
The recitals set out in the above paragraph are hereby restated and specifically incorporated into this Agreement.

Section 1.02 SALE
Upon the terms and subject to the conditions of this Agreement, Seller shall sell, assign, transfer and set over to the Purchaser and Purchaser will purchase, all of the right, title and interest of the Seller in and to the Shares, free and clear of all liens and claims.

Section 1.03 PURCHASE PRICE
The purchase price ("**Purchase Price**") for the Shares shall be One Million Dollar (US $1,000,000) and shall be payable to Seller, as follows:

CONSIDERATION. The Purchaser agrees to pay and the Seller agrees to accept, as the total consideration for the purchase, the sum of One Million Dollar and no/100 Dollars ($1,000,000.00) (the "Purchase Price"). The parties further agree that the Purchaser shall pay the Purchase Price as follows:

2.1 At Closing.

The Purchase Price in the amount of One Millions Dollar ($1,000,000.00) shall be payable in the form a convertible promissory Note, which Note shall bear interest at the rate of eight percent (8%) per annum for ten (10) years term. Note is Convertible into Common Stock of the Purchaser at 20% discount based on an average closing price of five trading day

Section 1.04 CLOSING

The completion of the Transaction will take place on or prior to October 20, 2020, or at the option of Purchaser, three (3) business days following the expiry or waiver of the Due Diligence Period (as hereinafter defined), with no Notice of Disapproval (as hereinafter defined) having been issued by the Purchaser or at such other time, date or place as the Seller and Purchaser may otherwise agree in writing (hereinafter the "Closing" or "**Closing Date**").

Section 1.05 CLOSING OBLIGATIONS

At Closing, Seller will deliver to Purchaser (a) the certificate(s) representing the Shares, duly endorsed or accompanied by stock powers duly endorsed and (b) any and all other documentation necessary to effect the sale and transfer of the Shares to the Purchaser. At Closing, the Purchaser will deliver to Seller the cash consideration (by way of bank draft or wire transfer) in accordance with Section 1.03, the Promissory Note, the Security Agreement, and any other documentation reasonably necessary to carry out the purposes and intent of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANIES

The Seller hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

Section 2.01 ORGANIZATION AND GOOD STANDING

a. The Companies is an Illinois corporation duly organized, existing and in good standing under the laws of the State of Illinois. The Companies has all requisite power and authority, corporate or otherwise, to conduct its business as it is now being conducted, to own and operate their assets and to perform all of its obligations under applicable contracts.

b. Seller shall deliver to Purchaser copies of the Organizational Documents of the Companies, as currently in effect, during the Due Diligence Period.

c. Seller is a Wyoming US corporation, duly organized, existing and in good standing under the laws of Wyoming US.

Section 2.02 CAPITALIZATION/COMMON STOCK AND OWNERSHIP

There are One Hundred (100) shares of common stock authorized and One Hundred (100) shares of issued common stock (the "**Shares**") of the Companies, which Shares are solely held by Seller. All of the Shares have been duly authorized and validly issued and constitute all of the capital stock of the Companies. The Shares transferred by the Seller to Purchaser will be free and clear of liens. The Seller has full legal right to sell, assign and transfer the Shares to Purchaser and will deliver to Purchaser certificates representing the Shares, transfer good and indefeasible title to the Shares to Purchaser, free and clear of liens. There are no outstanding or authorized subscriptions, options, warrants, calls, rights or other similar contracts, including rights of conversion or exchange under any outstanding debt or equity security or other contract, to which any of the capital stock of the Companies will be subject or obligating the Seller and/or the Companies to issue, deliver or sell, or cause to be issued, delivered or sold, any other shares of capital stock of the Companies or any other debt or equity securities convertible into or evidencing the right to subscribe for any such shares of capital stock or obligating the Seller and/or the Companies to grant, extend or enter into any such contract. There are no voting trusts, proxies or other contracts to which Seller and/or the Companies is a party or is bound with respect to the voting of any shares of capital stock of the Companies.

Section 2.03 AUTHORITY

The Seller, the Shareholders and the Companies have the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Seller and the Shareholders, enforceable against Seller and the Shareholders in accordance with its terms.

Section 2.04 NO CONFLICT

The execution and delivery by the Seller of this Agreement and the consummation of the transaction contemplated herein, does not and shall not directly or indirectly (with or without the lapse of time or the giving of notice or otherwise):

a. contravene, conflict with, or result in a violation of, any law or give any governmental body or other person the right to challenge any of the transactions contemplated herein or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Companies or Seller, or any of the assets owned or used by the Companies, may be subject;

b. contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any governmental authorization or any writ, injunction, order, judgment or decree of any governmental authority or any contract that is held by the Companies or that otherwise relates to the business of, or any of the assets owned or used by, the Companies;

c. cause Purchaser or the Companies (after Closing) to become subject to, or to become liable for the payment of any taxes for the period prior to the Closing;

d. cause any of the assets owned by the Companies to be reassessed or revalued by any taxing authority or other governmental body; or

e. contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any contract.

Section 2.05 CONSENTS AND APPROVALS
No governmental approvals, notifications, filings or registrations to or with any governmental authority or any other person is or will be necessary for the valid execution and delivery by Seller or Companies of this Agreement (including the Closing Documents for the consummation of the transactions contemplated herein), or the enforceability hereof.

Section 2.06 LIABILITIES
For the purposes of this Agreement, "deferred revenues" shall not be considered to be liabilities of the Companies and shall not be included in the 'Liability
Limit' calculations.

Section 2.07 TAXES
The Companies has filed or will cause to be filed all tax returns that were required to be filed by or with respect to them, pursuant to legal requirements, including without limitation, United States Federal income tax withholding tax, and any State of Michigan taxes and shall indemnify the Purchaser against all such liabilities for the time period through the date of Closing except such obligations not yet due and payable for which appropriate provision shall have been made by payment into escrow, held by Seller's attorney, for such amounts as set forth for such taxes in the Closing Balance Sheet. Any liability in excess of the escrowed amount shall remain the responsibility of Seller.

Section 2.08 Intentionally Deleted.

Section 2.09 Intentionally Deleted.

Section 2.10 LITIGATION
Except as set forth on Exhibit C attached hereto and incorporated herein, there are no claims pending or, to the knowledge of the Seller and the Companies, threatened against or affecting the Companies or any of its assets, liabilities and properties before or by any governmental authority or any other person. The Seller and the Companies have no knowledge of any claim, which alone or in the aggregate: (a) could reasonably be expected to result in any liability with respect to the Companies; or (b) seeks to restrain or enjoin the execution and delivery of this Agreement or the

consummation of any of the transactions contemplated hereby or thereby. There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards against either of the Companies or any of their assets and properties.

Section 2.11 DISCLOSURE
The schedules, documents, exhibits, reports, certificates and other written statements and information furnished by or on behalf of Seller and/or the Companies to the Purchaser do not contain any material misstatement of fact or omit to state a material fact necessary in order to make the statements contained therein, not misleading. To the best of their knowledge and belief, without having conducted any independent inquiry, Seller and the Companies have not withheld any fact known to them which has or is reasonably likely to have a material adverse effect with respect to the Companies, this Agreement or the transactions contemplated herein.

Section 2.12 OWNERSHIP
The Seller represents and warrants that Seller owns all of the Shares that are subject to this Agreement, which Shares represent all of the outstanding securities of the Companies.

Section 2.13 LABOR AND EMPLOYMENT AGREEMENTS AND EMPLOYEE BENEFIT PLANS

a. The Companies is not a party to any collective bargaining agreement and other labor agreement or employment agreement or any ERISA or NON-ERISA Plans, except as set forth on Exhibit D.

b. All obligations of the Companies (whether arising by operation of law, by contract, by past custom or otherwise), for salaries, vacation and holiday pay, sick pay, bonuses and other forms of compensation payable to the officers, directors or other employees of the Companies in respect of the services rendered to the Companies have been paid through the date of Closing.

Section 2.14 THE MINUTE BOOK
The minute books and other similar records of the Companies will be delivered to Purchaser during the Due Diligence Period and contain a true and complete record of all action taken at all meetings and by all written consents in lieu of meetings of the shareholders, the boards of directors and committees of the boards of directors of the Companies. The stock transfer ledgers and other similar records of the Companies will be delivered to Purchaser during the Due Diligence Period and accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Companies.

Section 2.15 BANK ACCOUNTS
The list of bank accounts of the Companies will be delivered to Purchaser during the Due Diligence Period and contain an accurate and complete list of (i) the names and addresses of each bank in which the Companies has an account; (ii) the account numbers of such accounts; and (iii) the authorized signatories and amounts for such accounts.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser hereby represents and warrants to the Seller, as of the date hereof and as of the Closing, as follows:

Section 3.01 ORGANIZATION AND GOOD STANDING
The Purchaser is an Illinois corporation duly organized, existing and in good standing under the laws of Illinois corporation.

Section 3.02 AUTHORITY
The Purchaser has the absolute and unrestricted right, power, authority and capacity to acquire the Companies and execute and deliver this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against Purchaser in accordance with its terms. The Purchaser has duly executed and delivered this Agreement.

Section 3.03 NO CONFLICT
The execution and delivery by Purchaser of this Agreement and the consummation of the transaction contemplated herein does not and shall not, by the lapse of time, the giving of notice or otherwise in any way constitute a violation of any law or a breach of any document binding on the Purchaser.

Section 3.04 CONSENTS AND APPROVALS
No governmental approvals, notifications, filings or registrations to or with any governmental authority or any other person is or will be necessary for the valid execution and delivery by Seller or Companies of this Agreement, including the closing documents for the consummation of the transactions contemplated herein, or the enforceability hereof other than those which have been obtained or made and are in full force and effect.

ARTICLE IV

CONTINGENCIES

Section 4.01 Intentionally Deleted.

Section 4.02 Intentionally Deleted.

ARTICLE V

COVENANTS

Section 5.01 FURTHER ASSURANCES
The Parties agree that from time to time, whether before, at or after the Closing, each of them will take such other action as reasonably necessary to

a. furnish, upon request to each other, such information as either may reasonably request;

b. execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement; or

c. to effect or evidence the transfer to the Purchaser of the Shares held by or in the name of the Seller.

Section 5.02 CONDUCT OF BUSINESS

The Seller and the Companies, except as otherwise specifically set forth herein, from the date of execution of this Agreement to immediately prior to the Closing or earlier termination of this Agreement, shall (a) not take or perform any act or refrain from performing any act which would have resulted in a breach of the representations and warranties set forth in Article II; (b) not enter into any agreement, or extend an existing agreement that will survive after the Closing, outside the ordinary course of business; (c) not sell, pledge, lease, license or otherwise transfer any assets or properties, including without limiting the foregoing, all of the telephone and fax numbers, domain names and intellectual property of the Companies; (d) not incur any liabilities, pledge, sell or dispose of any asset outside of the ordinary course of business with a value greater than $5,000.00 (excluding accounts receivable, reoccurring trade payables, monthly rent for the business premises, and inventory in the normal course of business); (e) not make any payments or distributions of assets or properties to Seller or its shareholders, or the Companies, except as may be necessary to adjust the Companies's pre-Closing Working Capital; and (f) conduct their business only in the ordinary course, and shall not have paid any bonus or salaries other than which were paid in the ordinary course and approved prior to the parties' execution of this Agreement.

Section 5.03 PUBLIC ANNOUNCEMENTS

Except as required by law, without the prior written approval of the other party, neither Party will issue, or permit any agent or affiliate thereof to issue, any press release or otherwise make or permit any agent or affiliate thereof to make, any public statement or announcement with respect to this Agreement or the transactions contemplated herein.

Section 5.04 CONSULTING Intentionally Deleted.

ARTICLE VI

CONDITIONS

Section 6.01 CONDITIONS TO OBLIGATIONS OF EACH OF THE PARTIES

The respective obligations of each party to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions:

a. no preliminary or permanent injunction or other order, decree or ruling which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect;

b. no claim shall have been asserted, threatened or commenced and no law shall have been enacted, promulgated or issued which would reasonably be expected to

(i) prohibit the purchase of, payment for or retention of the Shares by Purchaser or the consummation of the transactions contemplated by this Agreement or

(ii) make the consummation of any such transactions illegal; and

c. all approvals, if any, legally required for the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect at the Closing.

Section 6.02 CONDITIONS PRECEDENT TO SELLER OBLIGATIONS TO CLOSE
The obligations of Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, except as Seller may waive in writing:

a. Purchaser shall have complied with and performed in all material respects all of the terms, covenants, agreements and conditions contained in this Agreement which are required to be complied with and performed on or prior to Closing; and

b. the representations and warranties of Purchaser in this Agreement shall have been true and correct on the date hereof and such representations and warranties shall be true and correct on and at the Closing (except those, if any, expressly stated to be true and correct at an earlier date), with the same force and effect as though such representations and warranties had been made on and at the Closing.

Section 6.03 CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER
The obligations of Purchaser to consummate the transactions contemplated herein shall be subject to the fulfillment at or prior to Closing of the following additional conditions, except as Purchaser may waive in writing:

a. the Seller and the Companies shall have complied with and performed in all material respects all of the terms, covenants, agreements and conditions contained in this Agreement which are required to be complied with and performed on or prior to Closing; and

b. the representations and warranties of Seller and the Companies in this Agreement shall have been true and correct on the date hereof and such representations and warranties shall be true and correct on and at the Closing (except those, if any, expressly stated to be true and correct at an earlier date), with the same force and

effect as though such representations and warranties had been made on and at the Closing.

Section 6.04 Intentionally Deleted.

ARTICLE VII

INDEMNIFICATION

Section 7.01 INDEMNIFICATION OF SELLER

Subject to the terms and conditions of this Article 7 and subject to paragraph 6.04 herein, Purchaser agrees to indemnify, defend and hold harmless Seller, from and against any and all claims, liabilities and losses, including without limitation, reasonable attorney's fees, which may be imposed on, incurred by or asserted against, arising out of or resulting from, directly or indirectly:

a. the material inaccuracy of any representation or breach of any covenant or warranty of Purchaser contained in or made pursuant to this Agreement which was not disclosed to Seller in writing prior to the Closing; *provided* that no such notification shall be deemed to waive or abrogate any right of Seller with respect to conditions to Closing in Section 6.01;

b. the breach of any covenant or agreement of Purchaser contained in this Agreement; or

c. any claim to fees or costs for alleged services by a broker, agent, finder or other person claiming to act in a similar capacity at the request of Purchaser in connection with this Agreement; *provided, however*, that Purchaser shall not be liable for any portion of any claims, liabilities or losses resulting from a material breach by Seller, of any of its obligations under this Agreement or from Seller's negligence, fraud or willful misconduct.

Section 7.02 INDEMNIFICATION OF PURCHASER

Subject to the terms and conditions of this Article 7, from and after the Closing, Seller agrees to indemnify, defend and hold harmless the Purchaser from and against any and all claims, liabilities and losses, including without limitation, reasonable attorney's fees, which may be imposed on, incurred by or asserted against any Purchaser arising out of or resulting from, directly or indirectly:

a. the material inaccuracy of any representation or breach of any covenant or warranty of the Seller or the Companies contained in or made pursuant to this Agreement which was not disclosed to Purchaser in writing prior to the Closing; *provided* that no such notification shall be deemed to waive or abrogate any right of Purchaser with respect to conditions to Closing in Section 6.02;

b. the breach of any covenant or agreement of Seller or the Companies contained in this Agreement;

c. the conduct of the business of the Companies prior to the Closing except for liabilities of the Companies in the normal course not to exceed $50,000.00 ; or

d. any claim to fees or costs for alleged services rendered by a broker, agent, finder or other person claiming to act in a similar capacity at the request of the Seller in connection with this Agreement; *provided, however*, that Seller and the Companies shall not be liable for any portion of any claims, liabilities or losses resulting from a material breach by Purchaser of its obligations under this Agreement or from Purchaser's negligence, fraud or willful misconduct.

ARTICLE VIII

RESTRICTIVE COVENANTS

Section 8.01 NONDISCLOSURE OF PROPRIETARY PROPERTY
As a material part of the consideration given and received by the parties:

a. Seller and Shareholders, jointly and severally among Seller and Shareholders and by and between Shareholders, acknowledge and agree that in the course of ownership of the Companies that Seller and Shareholders have acquired and/or the Companies has and will continue to provide both Seller and Shareholders with, or access to information regarding the business, procedures, activities and services of the Companies, including but not limited to, memorandum, files, forms, techniques, methods and procedures, programs, customer accounts and customer lists, supplier lists, costs and prices of the Companies, and customer needs, requirements and business affairs (hereinafter referred to collectively as the "Proprietary Property") as is necessary or desirable to assist him in his activities on behalf of the Companies.

b. Seller and Shareholders hereby acknowledge that the Proprietary Property is the sole and exclusive property of the Companies that the Proprietary Property is a valuable, special and unique asset of the business of the Companies, developed at considerable expense to the Companies, and is not available to the public at large or other persons engaging in businesses which are the same as or similar to the business of the Companies.

c. Seller and Shareholders covenant and agree that each shall not for a period of one (1) year, communicate or divulge to, or use for the benefit of itself or any other person, firm, association or corporation, any information in any way relating to the Proprietary Property, in competition with the business of the Companies.

Section 8.02 COVENANT NOT TO COMPETE
As a material part of the consideration given and received by the parties:

a. Seller and Shareholders, jointly and severally among Seller and Shareholders and by and between Shareholders, expressly covenant and agree that for a period of one (1) year, Seller will not engage in any business or perform any service, directly or indirectly, in competition with the business of the Companies, or have any interest, whether as proprietor, partner, employee, stockholder, principal, agent, consultant, director, officer, or in any other capacity or manner whatsoever, in any enterprise that shall engage in the business of the Companies, except through publicly-traded shares of a mutual fund.

b. In furtherance of the foregoing and not in limitation thereof, Seller and Shareholders agree that for a period of one (1) year, Seller and Shareholders shall not (aa) directly or indirectly, solicit or service in any way, on behalf of itself or on behalf of or in conjunction with others, any customers, or prospective customers who have been solicited or serviced by the Companies; (bb) directly or indirectly take any action which may induce any customer or divert any business from the Companies; or (cc) directly or indirectly, for himself or any enterprise engaged in competition with the Companies, solicit for employment or employ any employee who is then employed by the Companies or who has been employed by the Companies within one (1) year prior to the termination of his employment.

c. The covenants on the part of Seller and Shareholders contained in this Article 8 shall be construed as an agreement independent of any other provision in this Agreement. The existence of any claim or cause of action of Seller and/or Shareholders against the Companies, whether predicated on this Agreement or otherwise shall not constitute a defense to the enforcement of this Article 8.

d.

(i) Seller and Shareholders understand that the provisions of Article 8 contain restrictive covenants and prohibit the disclosure of the Proprietary Property of the Companies, agree to the reasonability of said provisions, and do herewith expressly agree and acknowledge that their breach of this Agreement will not be adequately compensated by money damages. Seller and Shareholders acknowledge that the restrictions contained in this Agreement are a reasonable and necessary protection of the legitimate interests of the Companies and that any violation of these restrictions would cause substantial irreparable injury to the Companies. Seller and Shareholders acknowledge that Purchaser would not have entered into this Agreement without receiving the consideration offered by Seller and Shareholders in binding itself to these restrictions.

(ii) Seller and Shareholders expressly agree that in the event of any suit which may be brought by the Companies for any violation of the provisions of Article 8, any such breach or threatened breach of Article 8 shall entitle the Companies to any and/or of the following remedies:

(aa) an order in any such suit enjoining Seller and Shareholders from violating said provisions. An order to that effect may be entered at any stage of such litigation, without the requirement to post bond, and any application for such injunction shall be without prejudice to any other right of action which may accrue to the parties by reason of the breach or threatened breach of this Agreement; and

(bb) an order in any such suit providing for monetary damages.

(iii) The remedies contained in this Article 8 are cumulative and not exclusive. Nothing contained in this Agreement shall constitute a waiver by the parties, nor shall the parties be precluded from availing themselves of any of the rights and remedies available to them in law or in equity.

(iv) If any portion or portions of the covenants contained herein shall be, for any reason, held invalid or unenforceable or deemed to be too excessive and, therefore unenforceable, such portion or portions of the covenant shall be reinterpreted by the court who shall have made such determination to requalify the limitations provided therein so as to make the covenant enforceable, so long as to make the covenant enforceable, so long as the modifications to be made therein will not substantially defeat the original purposes of the parties hereto and the parties hereto agree to be bound by such reinterpretation.

ARTICLE IX

GENERAL PROVISIONS

Section 9.01 NOTICES

All notices, consents, waivers, requests and other communications under this Agreement or at such other address or number as shall be designated by either of the parties in a notice to the other party given in accordance with this Section 9.01. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given:

a. in the case of a notice sent by regular or registered or certified mail, three business days after it is duly deposited in the mails;

b. in the case of a notice delivered by hand, when personally delivered;

c. in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; and

d. in the case of a notice sent by overnight mail or overnight courier service, the next business day after such notice is mailed or delivered to such courier, in each case given or addressed as aforesaid.

Section 9.02 BENEFIT AND BURDEN
This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their successors and permitted assigns.

Section 9.03 NO THIRD PARTY RIGHTS
Nothing in this Agreement shall be deemed to create any right in any creditor or other person not a party hereto (other than the Purchaser Indemnified Persons) and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party (other than the Purchaser Indemnified Persons).

Section 9.04 AMENDMENTS AND WAIVER
No amendment, modification, restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom that waiver is sought to be enforced.

Section 9.05 ASSIGNMENTS
Purchaser may assign any of its rights, interests and obligations under this Agreement with the prior written consent and approval of the Seller.

Section 9.06 COUNTERPARTS
This Agreement may be executed in counterparts and by the different parties in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

Section 9.07 CAPTIONS AND HEADINGS
The captions and headings contained in this Agreement are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise.

Section 9.08 CONSTRUCTION
The parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the parties hereto.

Section 9.09 SEVERABILITY
Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken by the parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

Section 9.10 EFFECT OF FACSIMILE AND PHOTOCOPIED SIGNATURES
This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.

Section 9.11 REMEDIES
The parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the parties agree that if either party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required then the other party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such party might be entitled including but not limited to breach of contract and or breach of promissory note.

Section 9.12 TIME OF ESSENCE
The parties agree that with regard to all dates and time periods set forth in this Agreement, time is of the essence.

Section 9.13 GOVERNING LAW
This agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to the conflict of law principles thereof.

Section 9.14 JURISDICTION/VENUE
Each of the parties hereby:

a. irrevocably submits to the personal jurisdiction of any Illinois court, over any claim arising out of or relating to this Agreement and irrevocably agrees that any and all such claims may be heard and determined in such Illinois court, in and for Cook County, and

b. irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to the venue in any proceeding being brought in a court in the Circuit Court of Cook County, Illinois.

Section 9.15 PREVAILING PARTY COSTS
If any party commences an action against another party to enforce any of the terms, covenants, conditions or provisions of this Agreement, or because of a breach by a party of its obligations under this Agreement, the prevailing party in any such action shall be entitled to recover its losses, including reasonable attorneys' fees, costs and interest incurred in connection with the enforcement of this agreement.

Section 9.16 ENTIRE AGREEMENT

This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the parties, whether written, oral or otherwise.

[Remainder of page left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

PURCHASER

Bozki, Inc.

By: /s Shaun Passley
Name: Shaun Passley
Its: Chief Executive Officer

SELLER

Epazz, Inc.

By: /s Shaun Passley
Name: Shaun Passley
Its: Chief Executive Officer

COMPANIES

Webbeeo, Inc.

By: /s Shaun Passley
Name: Shaun Passley
Its: Chief Executive Officer

COMPANIES

Augmum, Inc.

By: /s Shaun Passley
Name: Shaun Passley
Its: Chief Executive Officer

COMPANIES

Cordtell, Inc.

By: /s Shaun Passley
Name: Shaun Passley
Its: Chief Executive Officer

COMPANIES

AeroPass, Inc.

By: /s Shaun Passley
Name: Shaun Passley
Its: Chief Executive Officer

COMPANIES

DittoMask, Inc.

By: /s Shaun Passley
Name: Shaun Passley
Its: Chief Executive Officer

Ecker Capital, LLC.

By: /s Shaun Passley
Name: Shaun Passley
Its: President

Exhibit A

ASSIGNMENT AND BILL OF SALE

FOR VALUABLE CONSIDERATION, pursuant to that certain Stock Purchase Agreement of even date herewith, by and between Bozki, Inc., an Illinois corporation, ("Purchaser") and Ecker Capital, LLC., DittoMask, Inc., AeroPass, Inc., Webbeeo, Inc., Cordtell, Inc. and Augmum, Inc. ("Companies") Epazz, Inc., a Wyoming corporation ("Seller") (the "Purchase Agreement"),

The Companies hereby grants, bargains, sells, transfers, assigns, and sets over unto Newly Formed Corporation and its successors and assigns, all of the Companies's rights, title, and interest in the assets in Exhibit A hereto attached.

Seller hereby represents and warrants to Purchaser that Seller is the absolute owner of 100 shares of each Companies: DittoMask, Inc., Webbeeo, Inc., Cordtell, Inc., and Augmum, Inc.; Sole Member of Ecker Capital, LLC

Nothing contained in this Assignment and Bill of Sale will in any way amend, supersede, rescind, waive, or otherwise modify any provisions set forth in the Purchase Agreement, including (without limitation) the representations, warranties, covenants, and agreements set forth in the Purchase Agreement, this Assignment and Bill of Sale being intended only to effect the transfer and assignment by Companies to Newly Formed Corporation of the Assets.

This Assignment and Bill of Sale will be governed by and construed in accordance with the laws of the state of Illinois, without regard to its conflicts of laws principles.

IN WITNESS WHEREOF, Seller and Buyer have executed this Assignment And Bill of Sale, effective as of October 20, 2020.

PURCHASER

Bozki, Inc.

By: /s Shaun Passley
Name: Shaun Passley
Its: Chief Executive Officer

SELLER

Epazz, Inc.

By: /s Shaun Passley
Name: Shaun Passley
Its: Chief Executive Officer

COMPANIES

Webbeeo, Inc.

By: /s Shaun Passley
Name: Shaun Passley
Its: Chief Executive Officer

COMPANIES

Augmum, Inc.

By: /s Shaun Passley
Name: Shaun Passley
Its: Chief Executive Officer

COMPANIES

Cordtell, Inc.

By: /s Shaun Passley
Name: Shaun Passley
Its: Chief Executive Officer

COMPANIES

AeroPass, Inc.

By: /s Shaun Passley
Name: Shaun Passley
Its: Chief Executive Officer

COMPANIES

DittoMask, Inc.

By: /s Shaun Passley
Name: Shaun Passley
Its: Chief Executive Officer

Ecker Capital, LLC.

By: /s Shaun Passley
Name: Shaun Passley
Its: Chief Executive Officer

Exhibit B

1. All Stock Certification
2. Member rights of Ecker Capital, LLC.
3. All Software Rights
    a. Webbeeo
    b. Augmum
    c. Cordtell
    d. DittoMask
4. All Products
5. All Customer agreements
6. All Business Assets
7. Patent Applications
    a. Patent Applications shall be assigned to Bozki, Inc.
        i. Cordtell
        ii. Augmum

Exhibit C

CONVERTIBLE PROMISSORY NOTE

USD $1,000,000 October 20, 2020

FOR VALUE RECEIVED, the undersigned, Bozki, Inc.., an Illinois corporation, ("Maker") hereby promises to pay to the order of Epazz, Inc. ("Payee"), the principal sum of one million dollars ($1,000,000), in lawful money in United States of America, which shall be legal tender, bearing interest and payable as provided herein. This Promissory Note (this "Note" or "Promissory Note") has an effective date of October 20, 2020. Payee will forever forgive and discharge any difference between the outstanding balance of the fees owed to Payee by Maker as of the effective date of this Note and the principal amount of this Note upon repayment of this Note in its entirety.

1. Interest on the unpaid balance of this Note shall bear interest at the rate of eight percent (8%) per annum, which interest shall accrue from the effective date until the Maturity Date (as defined below), unless prepaid prior to such Maturity Date. The promissory note shall provide for one hundred twenty (120) equal monthly payments commencing one hundred twenty (120) days after February 20, 2021. Payee will have an option to deferred 36 monthly payments. The payee will need to provide written notice of how many payments it wishes to deferred. The deferred payment(s) will have an interest rate of 10%. Deferred payments will be added to the remaining payments. All past-due principal and interest (which failure to pay such amounts after a five (5) day cure period, shall be defined herein as an "Event of Default") shall bear interest at the rate of twelve percent (12%) per annum until paid in full (the "Default Interest Rate"), with it being understood that Maker shall have an additional fifteen day cure periods during the term of the Note before an Event of Default occurs. Upon an Event of Default, Payee may declare the entire amount of this Note due and payable and shall be able to take whatever action available to it in law or equity to enforce its rights to collect an additional $1,000 as liquidated damages in addition to the amounts owed pursuant to this Note. Interest will be computed on the basis of a
360-day year.

2. The principal amount of this Note shall be due and payable on October 31, 2030 (the "Maturity Date").

3. Convertible into Common Stock of the Maker at 20% discount based on an average closing price of five trading day. The Payee shall provide a conversion notice.

4. This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty.

5. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day.

6. This Note shall be binding upon and inure to the benefit of the Payee named herein and Payee's respective successors and assigns. Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note. Payee may assign this Note or any of its rights, interests or obligations to this Note without the prior written approval of Maker.

7. No provision of this Note shall alter or impair the obligation of Maker to pay the principal of and interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

8. The Maker will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Maker, except where the failure to comply could not reasonably be expected to have a material adverse effect on the Maker. Failure to comply with this provision shall constitute an Event of Default.

9. Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted

for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate.

10. In the event the maturity of this Note is accelerated by reason of an Event of Default under this Note, any other agreement entered into in connection herewith or therewith, or by voluntary prepayment by Maker or otherwise, then earned interest may never include more than the Maximum Rate allowable by law, computed from the dates of each advance of the loan proceeds outstanding until payment. If from any circumstance any holder of this Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of principal hereof, the amount of such excessive interest that exceeds the unpaid balance of principal hereof shall be refunded to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any nonprincipal payment shall be characterized as an expense, fee or premium rather than as interest; and (ii) all interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term "Maximum Rate" shall mean the maximum rate of interest allowed by applicable federal or state law.

11. Except as provided herein, Maker and any sureties, guarantors and endorsers of this Note jointly and severally waive demand, presentment, notice of nonpayment or dishonor, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder. If any efforts are made to collect or enforce this Note or any installment due hereunder, the undersigned agrees to pay all collection costs and fees, including reasonable attorney's fees.

12. A copy of this Promissory Note signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Promissory Note shall be effective as an original for all purposes.

13. This Note shall be construed and enforced under and in accordance with the laws of the State of Illinois, without regard to choice-of-law rules of any jurisdiction.

IN WITNESS WHEREOF, Maker has duly executed this Note as of the day and year first written above.

Bozki, INC.

/s Shaun Passley

October 20, 2020

Shaun Passley
Chief Executive Officer